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Exhibit 23.2

         Independent Auditors' Consent

The Board of Directors
Tucows Inc.

We consent to the use of our report dated February 7, 2003, related to the consolidated balance sheets of Tucows Inc. as of December 31, 2002 and 2001 and the related consolidated statements of operations, stockholders' equity (deficiency) and cash flows for the years ended December 31, 2002, 2001 and 2000, incorporated by reference in this Registration Statement on Form S-8 of Tucows Inc.

/s/ KPMG LLP

Chartered Accountants

Toronto, Canada
July 11, 2003

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  Exhibit 23.2